Exhibit 99.1

Fortune 500 Multi-National Purchases Bulldog Technologies’ MiniBOSS™ Supply Chain Security Management Solution

RICHMOND, British Columbia, November 30, 2005 – Bulldog Technologies Inc. (OTC: BB BLLD), premier provider of wireless security solutions and sensor networks that monitor, track and secure assets in the supply chain, announced today that yet another undisclosed “Fortune 500” company specializing in grocery food products has issued their first purchase order for the Bulldog MiniBOSS™ covert tracking and loss prevention solution. Bulldog honors the customer’s request for anonymity to preserve the integrity of their DLR (Deter-Locate-Recover) operations.

After careful consideration and due diligence, this international multi billion dollar company has selected Bulldog’s MiniBOSS™ units to protect their goods in transit. After this initial stage, the company intends to implement the system throughout their supply chain, securing delivery of their food products.

The MiniBOSS™ System provides an advanced facility to secure, track and recover product shipments and also advances the company’s cost savings model while providing the possibility of reduced rates for insurance coverage. As such, this Bulldog customer has expressed interest in taking full advantage of all direct and indirect benefits associated with the deployment of the MiniBOSS™ system.

The Bulldog MiniBOSS™ is a cellular based true-AGPS covert asset recovery device. It is designed to work in conjunction with Bulldog’s web-based software, allowing users to securely track their shipments using a standard PC. Since the MiniBOSS™ operates on an AGPS platform, its signal sensitivity is many times that of previous technologies. Additionally, the MiniBOSS™ can rely on both cellular tower triangulation and GPS satellite location to pinpoint the location of transportable materials throughout the United States.

John Cockburn, President and CEO of Bulldog Technologies, said today, “To be able to assist this Fortune 500 organization in protecting its supply chain with the Bulldog MiniBOSS™ is a great honor. They are a storied company with a long history and are a pillar in their community and in the business community in general. Our expectation is that this positive beginning is a prelude to a long and mutually beneficial business relationship.”

About Bulldog Technologies

Bulldog Technologies Inc. develops and manufactures real-time wireless security solutions and sensor networks.  The Company serves an international clientele consisting of Governments, Law Enforcement, Large Enterprise and the Transportation and Storage Sectors, to name a few.

Bulldog's solutions allow dispatchers, security personnel, law enforcement and loss prevention professionals, emergency response teams and cargo transport drivers to monitor, track and secure valuable cargo during the transport, storage and delivery supply chain process.

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com

 Contact Information:

Press Contact

Jan Roscovich

Bulldog Technologies Inc.

Telephone: 604-271-8656

Email: jroscovich@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.